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Exhibit 5.01

September 3, 2004

Cellegy Pharmaceuticals, Inc.
349 Oyster Point Blvd., Suite 200
South San Francisco, CA 94080

Gentlemen/Ladies:

        At your request, we have examined the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-114229 (the "Registration Statement"), to be filed by Cellegy Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about September 3, 2004, in connection with the assumption pursuant to Rule 414 of the Securities Act of 1933, as amended, by the Company of the registration statement on Form S-8, Reg. No. 333-114229, filed by the Company's predecessor, Cellegy Pharmaceuticals, Inc., a California corporation ("Cellegy California"), relating to shares of Common Stock reserved by Cellegy California that are subject to issuance by Cellegy California upon the exercise of a stock option (the "Option") granted by Cellegy California to Richard C. Williams pursuant to a stock option agreement dated November 6, 2003 (the "Option Agreement"). We understand that the Option and the Option Agreement have been assumed by the Company and that in accordance with the terms of the Option and the Option Agreement, the Company has reserved shares (the "Stock") of Common Stock of the Company for issuance upon the exercise of the Options pursuant to the Option Agreement. This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's amended and restated certificate of incorporation and bylaws, each as amended, the Registration Statement, the Option Agreement and the corporate proceedings taken by the Company in connection with the grant of the Option and the entering into of the Option Agreement.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations, and have assumed the current accuracy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California, the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

        Based on the foregoing, it is our opinion that the Option Shares that may be issued and sold by the Company upon the exercise of the Option, when issued, sold and delivered in accordance with the provisions of the Option Agreement and in the manner and for the consideration stated in the Option

Agreement and the Registration Statement and the prospectus included therein, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,
WEINTRAUB GENSHLEA CHEDIAK SPROUL A law corporation

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  Exhibit 5.01